ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1	Filed pursuant to Rule 433(d) Registration Statement No. 333-131727 FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$901,068,000 (Approximate)
Home Equity Loan Trust Series 2007-HE1

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1 (Issuing Entity)

January 22, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

FREE WRITING PROSPECTUS DATED January 22, 2007
ACE Securities Corp.
Home Equity Loan Trust, Series 2007-HE1
$901,068,000 (Approximate)
All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt. Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1	299,847,000	Float	1.94	1 - 80	0	ACT/360	January 2037	AAA/Aaa
A-2A	229,374,000	Float	1.00	1 - 22	0	ACT/360	January 2037	AAA/Aaa
A-2B	78,852,000	Float	2.00	22 - 28	0	ACT/360	January 2037	AAA/Aaa
A-2C	54,255,000	Float	3.00	28 - 68	0	ACT/360	January 2037	AAA/Aaa
A-2D	36,071,000	Float	6.49	68 - 80	0	ACT/360	January 2037	AAA/Aaa
M-1	40,439,000	Float	4.12	45 - 55	0	ACT/360	January 2037	AA+ / Aa1
M-2	36,633,000	Float	5.08	55 - 75	0	ACT/360	January 2037	AA+ / Aa2
M-3	22,836,000	Float	6.63	75 - 80	0	ACT/360	January 2037	AA+ / Aa3
M-4	20,933,000	Float	4.70	43 - 80	0	ACT/360	January 2037	AA / A1
M-5	19,981,000	Float	4.64	42 - 80	0	ACT/360	January 2037	AA- / A2
M-6	18,078,000	Float	4.60	41 - 80	0	ACT/360	January 2037	A+ / A3
M-7	15,700,000	Float	4.56	40 - 80	0	ACT/360	January 2037	A / Baa1
M-8	14,272,000	Float	4.54	39 - 80	0	ACT/360	January 2037	A- / Baa2
M-9	13,797,000	Float	4.52	38 - 80	0	ACT/360	January 2037	BBB+ / Baa3
Total Offered:	$901,068,000

Pricing Speed
Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months. 23% CPR thereafter)

Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview
Certificates:
The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates (collectively, the “Mezzanine Certificates” or the “Class M Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”).

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Transaction Overview
Certificates (Continued):
The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are also referred to herein collectively as the “Offered Certificates.” The trust will also issue the Class CE Certificates, the Class P Certificates and the Class R Certificates which are referred to herein collectively as the “Non-offered Certificates”. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 5,224 adjustable-rate and fixed-rate, first and second lien, closed-end mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $951,496,978 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 2,400 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $408,511,180 and the Group II Mortgage Loans will represent approximately 2,824 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $542,985,797.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1. The Issuing Entity is also referred to herein as the trust

Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance
Chapel Funding LLC	446,524,591	46.93
Sebring Capital	324,592,940	34.11
Other	180,379,446	18.96
Total:	951,496,978	100.00

Master Servicer and
the Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Ocwen Loan Servicing, LLC.

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cap Provider:	TBD

Cut-off Date:	January 1, 2007

Expected Pricing:	Week of January 22, 2007

Expected Closing Date:	On or about January 30, 2007

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Transaction Overview (Cont.)

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in February 2007.

Determination Date:
The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

Servicer Remittance Date:
With respect to any Distribution Date, the 22nd day of the month in which such Distribution Date occurs; provided that if the 22nd day of a given month is a Saturday, the Servicer Remittance Date shall be the immediately preceding business day and if the 22nd day of a given month is a Sunday or otherwise not a business day (except for Saturdays), the Servicer Remittance Date shall be the next business day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be (i) with respect to principal prepayments in full, the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month of the Distribution Date and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

Interest Accrual Period:
Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5170% for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Transaction Overview (Cont.)

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Overcollateralization (“OC”); and 3) Subordination.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates, and eleventh, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available on such Distribution Date and any Net Swap Payments paid by the Swap Provider.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Transaction Overview (Cont.)

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 5.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 10.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date after which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in February 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 53.20%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

Class	(S / M)	Initial CE %	Targeted CE % On/After Step Down Date
A	AAA/Aaa	26.60%	53.20%
M-1	AA+ / Aa1	22.35%	44.70%
M-2	AA+ / Aa2	18.50%	37.00%
M-3	AA+ / Aa3	16.10%	32.20%
M-4	AA / A1	13.90%	27.80%
M-5	AA- / A2	11.80%	23.60%
M-6	A+ / A3	9.90%	19.80%
M-7	A / Baa1	8.25%	16.50%
M-8	A- / Baa2	6.75%	13.50%
M-9	BBB+ / Baa3	5.30%	10.60%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Transaction Overview (Cont.)

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal remittance required to be distributed to the holders of the Certificates on such Distribution Date.

Net WAC Pass-Through Rate:
Class A-1 and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the difference of (a) the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicer, Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date, over (b) the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date (which was not caused by a Swap Provider Trigger Event, as defined in the Swap Agreement), and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Mezzanine Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the certificate principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of Certificates is limited by the related Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one-month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion at a rate equal to one-month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the Supplemental Interest Trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Transaction Overview (Cont.)

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in February 2007 and ending on the Distribution Date occurring in July 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 Certificates and the Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) Group I Cap Schedule and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in February 2007 and ending on the Distribution Date occurring in July 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates and the Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii)Group II Cap Schedule and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Transaction Overview (Cont.)

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider as described in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $817,529,025. Under the Swap Agreement, commencing on the Distribution Date occurring in August 2007, the trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.15]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Prepayment Period.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Transaction Overview (Cont.)

Class A Principal Distribution Amount:
The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any Net Swap Payment received by the Securities Administrator from the Swap Provider required to restore or maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 53.20% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, until the Class M-1, Class M-2 and Class M-3 Certificates together reach approximately a 32.20% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), second to the Class M-4 Certificates until it reaches approximately a 27.80% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), third to the Class M-5 Certificates until it reaches approximately a 23.60% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), fourth to the Class M-6 Certificates until it reaches approximately a 19.80% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), fifth to the Class M-7 Certificates until it reaches approximately a 16.50% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), sixth to the Class M-8 Certificates until it reaches approximately a 13.50% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), and seventh to the Class M-9 Certificates until it reaches approximately a 10.60% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Transaction Overview (Cont.)

Class M Principal Distribution Amount (continued):
If a Trigger Event occurs, principal payments will be paid first to the Class A Certificates in the manner and order of priority described under "Class A Principal Distribution Amount", in each case until the certificate principal balance of each such class has been reduced to zero and, then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the certificate principal balance of each such class has been reduced to zero.

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the Pass-Through Rates on the Certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of 1.5 x Margin and Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 30.08% of the Credit Enhancement Percentage of the Class A Certificates.:

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
February 2009 to January 2010	1.90%, plus 1/12th of 2.35% for each month thereafter
February 2010 to January 2011	4.25%, plus 1/12th of 2.30% for each month thereafter
February 2011 to January 2012	6.55%, plus 1/12th of 1.90% for each month thereafter
February 2012 to January 2013	8.45%, plus 1/12th of 0.80% for each month thereafter
February 2013 and thereafter	9.25%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Transaction Overview (Cont.)

Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.     Commencing on the Distribution Date occurring in August 2007, to the Supplemental Interest Trust to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.     To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, and then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
3.     To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
4.     To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.     From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.
6.     From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
7.     From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.
8.     From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9.     From excess interest, if any, commencing on the Distribution Date occurring in August 2007, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
10.   To pay any remaining amount to the Non-offered Certificates in accordance with the pooling and servicing agreement.

Commencing on the Distribution Date occurring in August 2007, any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid after the Available Distribution Amount as follows:
1.     To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.     To pay any unpaid interest on the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date, on a pro-rata basis and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3.     To pay any principal to the Class A Certificates and the Mezzanine Certificates, in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.
4.     To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.
5.     To pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates remaining unpaid in the same order of priority as described above.
6.     To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7.     To pay any remaining amount to the Class CE Certificates.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1
Group I Cap Schedule

	Distribution Date	Notional Schedule ($)	Strike Rate (%)
1	2/25/2007	408,511,180	7.50
2	3/25/2007	403,901,669	7.50
3	4/25/2007	398,589,974	7.50
4	5/25/2007	392,588,104	7.50
5	6/25/2007	385,911,813	7.50
6	7/25/2007	378,580,607	7.50

Group II Cap Schedule

	Distribution Date	Notional Schedule ($)	Strike Rate (%)
1	2/25/2007	542,985,797	7.50
2	3/25/2007	537,002,130	7.50
3	4/25/2007	530,086,767	7.50
4	5/25/2007	522,255,851	7.50
5	6/25/2007	513,530,383	7.50
6	7/25/2007	503,937,328	7.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

Swap Schedule

	Distribution Date	Notional Schedule ($)		Distribution Date	Notional Schedule ($)
1	2/25/2007	-	32	9/25/2009	172,136,504
2	3/25/2007	-	33	10/25/2009	164,373,374
3	4/25/2007	-	34	11/25/2009	156,966,570
4	5/25/2007	-	35	12/25/2009	149,899,419
5	6/25/2007	-	36	1/25/2010	143,155,796
6	7/25/2007	-	37	2/25/2010	136,720,687
7	8/25/2007	817,529,025	38	3/25/2010	130,579,772
8	9/25/2007	787,599,656	39	4/25/2010	124,719,404
9	10/25/2007	756,369,658	40	5/25/2010	119,126,585
10	11/25/2007	725,025,054	41	6/25/2010	113,788,934
11	12/25/2007	694,905,258	42	7/25/2010	108,694,614
12	1/25/2008	666,030,684	43	8/25/2010	103,832,370
13	2/25/2008	638,359,061	44	9/25/2010	99,191,469
14	3/25/2008	611,840,147	45	10/25/2010	94,761,681
15	4/25/2008	586,392,802	46	11/25/2010	90,533,255
16	5/25/2008	561,986,015	47	12/25/2010	86,496,902
17	6/25/2008	538,604,792	48	1/25/2011	82,643,758
18	7/25/2008	515,641,758	49	2/25/2011	78,965,377
19	8/25/2008	492,431,962	50	3/25/2011	75,453,707
20	9/25/2008	463,817,010	51	4/25/2011	72,101,073
21	10/25/2008	419,187,941	52	5/25/2011	68,900,157
22	11/25/2008	356,434,241	53	6/25/2011	65,843,974
23	12/25/2008	304,439,223	54	7/25/2011	62,925,882
24	1/25/2009	264,013,058	55	8/25/2011	60,139,540
25	2/25/2009	238,389,047	56	9/25/2011	57,478,704
26	3/25/2009	227,285,488	57	10/25/2011	54,937,709
27	4/25/2009	216,932,508	58	11/25/2011	52,509,847
28	5/25/2009	207,110,468	59	12/25/2011	50,186,012
29	6/25/2009	197,740,711	60	1/25/2012	47,966,831
30	7/25/2009	188,801,663
31	8/25/2009	180,273,274

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

Sensitivity Table
To 10% Call
	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life (years)	20.94	3.92	1.94	1.31	1.08
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	Aug-36	Oct-19	Sep-13	Oct-09	Jan-09

A-2A	Avg Life (years)	15.75	1.58	1.00	0.83	0.67
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	Sep-29	Mar-10	Nov-08	Aug-08	Apr-08

A-2B	Avg Life (years)	24.38	4.13	2.00	1.74	1.47
	First Payment Date	Sep-29	Mar-10	Nov-08	Aug-08	Apr-08
	Last Payment Date	Aug-33	Nov-12	May-09	Dec-08	Sep-08

A-2C	Avg Life (years)	27.95	8.02	3.00	2.02	1.76
	First Payment Date	Aug-33	Nov-12	May-09	Dec-08	Sep-08
	Last Payment Date	Mar-36	Dec-17	Sep-12	Apr-09	Nov-08

A-2D	Avg Life (years)	29.51	12.46	6.49	2.52	1.92
	First Payment Date	Mar-36	Dec-17	Sep-12	Apr-09	Nov-08
	Last Payment Date	Aug-36	Oct-19	Sep-13	Oct-09	Jan-09

M-1	Avg Life (years)	26.08	5.25	4.12	4.46	3.13
	First Payment Date	Aug-31	Dec-10	Oct-10	Oct-09	Jan-09
	Last Payment Date	Jul-34	Nov-13	Aug-11	Jan-12	Aug-10

M-2	Avg Life (years)	28.57	9.05	5.08	4.99	3.57
	First Payment Date	Jul-34	Nov-13	Aug-11	Jan-12	Aug-10
	Last Payment Date	Jul-36	Feb-19	Apr-13	Jan-12	Aug-10

M-3	Avg Life (years)	29.57	12.69	6.63	4.99	3.57
	First Payment Date	Jul-36	Feb-19	Apr-13	Jan-12	Aug-10
	Last Payment Date	Aug-36	Oct-19	Sep-13	Jan-12	Aug-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life (years)	27.79	8.34	4.70	4.15	3.03
	First Payment Date	Aug-31	Dec-10	Aug-10	Oct-10	Oct-09
	Last Payment Date	Aug-36	Oct-19	Sep-13	Jan-12	Aug-10

M-5	Avg Life (years)	27.79	8.34	4.64	3.99	2.90
	First Payment Date	Aug-31	Dec-10	Jul-10	Jul-10	Aug-09
	Last Payment Date	Aug-36	Oct-19	Sep-13	Jan-12	Aug-10

M-6	Avg Life (years)	27.79	8.34	4.60	3.87	2.82
	First Payment Date	Aug-31	Dec-10	Jun-10	May-10	Jul-09
	Last Payment Date	Aug-36	Oct-19	Sep-13	Jan-12	Aug-10

M-7	Avg Life (years)	27.79	8.34	4.56	3.78	2.74
	First Payment Date	Aug-31	Dec-10	May-10	Apr-10	May-09
	Last Payment Date	Aug-36	Oct-19	Sep-13	Jan-12	Aug-10

M-8	Avg Life (years)	27.79	8.34	4.54	3.72	2.70
	First Payment Date	Aug-31	Dec-10	Apr-10	Mar-10	May-09
	Last Payment Date	Aug-36	Oct-19	Sep-13	Jan-12	Aug-10

M-9	Avg Life (years)	27.79	8.34	4.52	3.67	2.65
	First Payment Date	Aug-31	Dec-10	Mar-10	Feb-10	Apr-09
	Last Payment Date	Aug-36	Oct-19	Sep-13	Jan-12	Aug-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life (years)	20.95	4.20	2.11	1.31	1.08
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	Oct-36	Nov-32	Mar-22	Oct-09	Jan-09

A-2A	Avg Life (years)	15.75	1.58	1.00	0.83	0.67
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	Sep-29	Mar-10	Nov-08	Aug-08	Apr-08

A-2B	Avg Life (years)	24.38	4.13	2.00	1.74	1.47
	First Payment Date	Sep-29	Mar-10	Nov-08	Aug-08	Apr-08
	Last Payment Date	Aug-33	Nov-12	May-09	Dec-08	Sep-08

A-2C	Avg Life (years)	27.95	8.02	3.00	2.02	1.76
	First Payment Date	Aug-33	Nov-12	May-09	Dec-08	Sep-08
	Last Payment Date	Mar-36	Dec-17	Sep-12	Apr-09	Nov-08

A-2D	Avg Life (years)	29.56	15.41	8.42	2.52	1.92
	First Payment Date	Mar-36	Dec-17	Sep-12	Apr-09	Nov-08
	Last Payment Date	Oct-36	Jun-32	Nov-21	Oct-09	Jan-09

M-1	Avg Life (years)	26.08	5.25	4.12	4.47	3.14
	First Payment Date	Aug-31	Dec-10	Oct-10	Oct-09	Jan-09
	Last Payment Date	Jul-34	Nov-13	Aug-11	Mar-12	Oct-10

M-2	Avg Life (years)	28.57	9.05	5.08	6.07	4.41
	First Payment Date	Jul-34	Nov-13	Aug-11	Mar-12	Oct-10
	Last Payment Date	Jul-36	Feb-19	Apr-13	May-14	May-12

M-3	Avg Life (years)	29.63	16.28	8.87	9.10	6.65
	First Payment Date	Jul-36	Feb-19	Apr-13	May-14	May-12
	Last Payment Date	Oct-36	Sep-30	Sep-20	Dec-18	Oct-15

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life (years)	27.80	9.12	5.19	4.53	3.32
	First Payment Date	Aug-31	Dec-10	Aug-10	Oct-10	Oct-09
	Last Payment Date	Sep-36	May-28	Feb-19	Apr-16	Oct-13

M-5	Avg Life (years)	27.80	9.10	5.11	4.35	3.18
	First Payment Date	Aug-31	Dec-10	Jul-10	Jul-10	Aug-09
	Last Payment Date	Sep-36	Oct-27	Sep-18	Dec-15	Jul-13

M-6	Avg Life (years)	27.80	9.07	5.04	4.22	3.08
	First Payment Date	Aug-31	Dec-10	Jun-10	May-10	Jul-09
	Last Payment Date	Sep-36	Jan-27	Mar-18	Jul-15	Apr-13

M-7	Avg Life (years)	27.80	9.02	4.98	4.11	2.99
	First Payment Date	Aug-31	Dec-10	May-10	Apr-10	May-09
	Last Payment Date	Sep-36	Mar-26	Sep-17	Mar-15	Dec-12

M-8	Avg Life (years)	27.80	8.97	4.92	4.02	2.93
	First Payment Date	Aug-31	Dec-10	Apr-10	Mar-10	May-09
	Last Payment Date	Sep-36	May-25	Mar-17	Oct-14	Aug-12

M-9	Avg Life (years)	27.80	8.89	4.86	3.93	2.85
	First Payment Date	Aug-31	Dec-10	Mar-10	Feb-10	Apr-09
	Last Payment Date	Sep-36	May-24	Aug-16	Apr-14	Apr-12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

Class A-1 Effective Net WAC Schedule*			Class A-1 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	2/25/2007	21.881	46	11/25/2010	18.154
2	3/25/2007	21.211	47	12/25/2010	18.422
3	4/25/2007	20.367	48	1/25/2011	17.960
4	5/25/2007	20.629	49	2/25/2011	17.869
5	6/25/2007	20.366	50	3/25/2011	18.976
6	7/25/2007	20.628	51	4/25/2011	17.721
7	8/25/2007	22.072	52	5/25/2011	18.022
8	9/25/2007	21.871	53	6/25/2011	17.560
9	10/25/2007	21.763	54	7/25/2011	17.848
10	11/25/2007	21.428	55	8/25/2011	17.388
11	12/25/2007	21.320	56	9/25/2011	17.308
12	1/25/2008	20.987	57	10/25/2011	17.615
13	2/25/2008	20.772	58	11/25/2011	17.166
14	3/25/2008	20.813	59	12/25/2011	17.470
15	4/25/2008	20.353	60	1/25/2012	17.013
16	5/25/2008	20.274	61	2/25/2012	12.765
17	6/25/2008	19.947	62	3/25/2012	13.639
18	7/25/2008	19.879	63	4/25/2012	12.757
19	8/25/2008	19.558	64	5/25/2012	13.178
20	9/25/2008	19.586	65	6/25/2012	12.748
21	10/25/2008	20.166	66	7/25/2012	13.166
22	11/25/2008	19.837	67	8/25/2012	12.734
23	12/25/2008	19.240	68	9/25/2012	12.728
24	1/25/2009	18.306	69	10/25/2012	13.150
25	2/25/2009	17.879	70	11/25/2012	12.721
26	3/25/2009	18.719	71	12/25/2012	13.140
27	4/25/2009	18.167	72	1/25/2013	12.709
28	5/25/2009	18.599	73	2/25/2013	12.702
29	6/25/2009	18.192	74	3/25/2013	14.056
30	7/25/2009	18.352	75	4/25/2013	12.690
31	8/25/2009	17.963	76	5/25/2013	13.109
32	9/25/2009	18.029	77	6/25/2013	12.681
33	10/25/2009	18.704	78	7/25/2013	13.096
34	11/25/2009	18.609	79	8/25/2013	12.666
35	12/25/2009	18.825	80	9/25/2013	12.658
36	1/25/2010	18.387
37	2/25/2010	18.286
38	3/25/2010	19.377
39	4/25/2010	18.538
40	5/25/2010	19.062
41	6/25/2010	18.604				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	7/25/2010	18.860				*1 Month LIBOR: 20%
43	8/25/2010	18.399				*6 Month & 1 Year Libor: 20%
44	9/25/2010	18.308				*Includes Net Swap Payments received from the Swap Provider
45	10/25/2010	18.600				*Includes Cap proceeds

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

Class A-2 Effective Net WAC Schedule*			Class A-2 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	2/25/2007	21.790	46	11/25/2010	17.991
2	3/25/2007	21.127	47	12/25/2010	18.257
3	4/25/2007	20.292	48	1/25/2011	17.801
4	5/25/2007	20.552	49	2/25/2011	17.710
5	6/25/2007	20.293	50	3/25/2011	18.796
6	7/25/2007	20.553	51	4/25/2011	17.557
7	8/25/2007	21.999	52	5/25/2011	17.846
8	9/25/2007	21.799	53	6/25/2011	17.394
9	10/25/2007	21.690	54	7/25/2011	17.680
10	11/25/2007	21.359	55	8/25/2011	17.230
11	12/25/2007	21.251	56	9/25/2011	17.148
12	1/25/2008	20.921	57	10/25/2011	17.441
13	2/25/2008	20.707	58	11/25/2011	17.023
14	3/25/2008	20.745	59	12/25/2011	17.330
15	4/25/2008	20.292	60	1/25/2012	16.880
16	5/25/2008	20.214	61	2/25/2012	12.635
17	6/25/2008	19.892	62	3/25/2012	13.501
18	7/25/2008	19.833	63	4/25/2012	12.625
19	8/25/2008	19.552	64	5/25/2012	13.052
20	9/25/2008	19.451	65	6/25/2012	12.630
21	10/25/2008	19.722	66	7/25/2012	13.046
22	11/25/2008	19.800	67	8/25/2012	12.621
23	12/25/2008	19.211	68	9/25/2012	12.616
24	1/25/2009	18.293	69	10/25/2012	13.032
25	2/25/2009	17.887	70	11/25/2012	12.618
26	3/25/2009	18.659	71	12/25/2012	13.035
27	4/25/2009	17.996	72	1/25/2013	12.610
28	5/25/2009	18.548	73	2/25/2013	12.606
29	6/25/2009	18.145	74	3/25/2013	13.951
30	7/25/2009	18.309	75	4/25/2013	12.596
31	8/25/2009	17.931	76	5/25/2013	13.022
32	9/25/2009	17.918	77	6/25/2013	12.598
33	10/25/2009	18.458	78	7/25/2013	13.013
34	11/25/2009	18.467	79	8/25/2013	12.588
35	12/25/2009	18.683	80	9/25/2013	12.582
36	1/25/2010	18.253
37	2/25/2010	18.164
38	3/25/2010	19.190
39	4/25/2010	18.268
40	5/25/2010	18.904
41	6/25/2010	18.452				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	7/25/2010	18.707				*1 Month LIBOR: 20%
43	8/25/2010	18.250				*6 Month & 1 Year Libor: 20%
44	9/25/2010	18.154				*Includes Net Swap Payments received from the Swap Provider
45	10/25/2010	18.437				*Includes Cap proceeds

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

Class M Effective Net WAC Schedule*			Class M Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	2/25/2007	21.829	46	11/25/2010	18.061
2	3/25/2007	21.163	47	12/25/2010	18.328
3	4/25/2007	20.324	48	1/25/2011	17.870
4	5/25/2007	20.585	49	2/25/2011	17.778
5	6/25/2007	20.324	50	3/25/2011	18.873
6	7/25/2007	20.585	51	4/25/2011	17.627
7	8/25/2007	22.030	52	5/25/2011	17.922
8	9/25/2007	21.830	53	6/25/2011	17.465
9	10/25/2007	21.721	54	7/25/2011	17.752
10	11/25/2007	21.388	55	8/25/2011	17.298
11	12/25/2007	21.281	56	9/25/2011	17.217
12	1/25/2008	20.949	57	10/25/2011	17.516
13	2/25/2008	20.735	58	11/25/2011	17.085
14	3/25/2008	20.774	59	12/25/2011	17.391
15	4/25/2008	20.318	60	1/25/2012	16.938
16	5/25/2008	20.240	61	2/25/2012	12.691
17	6/25/2008	19.915	62	3/25/2012	13.561
18	7/25/2008	19.853	63	4/25/2012	12.682
19	8/25/2008	19.555	64	5/25/2012	13.106
20	9/25/2008	19.509	65	6/25/2012	12.680
21	10/25/2008	19.913	66	7/25/2012	13.097
22	11/25/2008	19.816	67	8/25/2012	12.669
23	12/25/2008	19.224	68	9/25/2012	12.664
24	1/25/2009	18.298	69	10/25/2012	13.082
25	2/25/2009	17.884	70	11/25/2012	12.662
26	3/25/2009	18.684	71	12/25/2012	13.080
27	4/25/2009	18.069	72	1/25/2013	12.652
28	5/25/2009	18.570	73	2/25/2013	12.647
29	6/25/2009	18.165	74	3/25/2013	13.996
30	7/25/2009	18.328	75	4/25/2013	12.636
31	8/25/2009	17.944	76	5/25/2013	13.059
32	9/25/2009	17.966	77	6/25/2013	12.633
33	10/25/2009	18.563	78	7/25/2013	13.048
34	11/25/2009	18.528	79	8/25/2013	12.621
35	12/25/2009	18.744	80	9/25/2013	12.615
36	1/25/2010	18.311
37	2/25/2010	18.216
38	3/25/2010	19.270
39	4/25/2010	18.384
40	5/25/2010	18.972
41	6/25/2010	18.518				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	7/25/2010	18.773				*1 Month LIBOR: 20%
43	8/25/2010	18.314				*6 Month & 1 Year Libor: 20%
44	9/25/2010	18.220				*Includes Net Swap Payments received from the Swap Provider
45	10/25/2010	18.507				*Includes Cap proceeds

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month & 1 Year Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month & 1 Year Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	351	5.3200	5.3906	351	45	568	5.0550	5.1300	562
2	316	5.3482	5.3861	313	46	557	5.0524	5.1432	553
3	263	5.3409	5.3712	261	47	568	5.0491	5.1567	564
4	281	5.3320	5.3585	280	48	556	5.0470	5.1701	553
5	264	5.3270	5.3359	263	49	556	5.1309	5.1853	548
6	282	5.3163	5.3047	282	50	589	5.1295	5.1844	582
7	297	5.2942	5.2744	297	51	555	5.1302	5.1849	550
8	297	5.2537	5.2507	297	52	566	5.1297	5.1845	562
9	298	5.2699	5.2289	298	53	554	5.1291	5.1833	551
10	297	5.1945	5.2044	297	54	566	5.1281	5.1820	562
11	299	5.1447	5.1875	300	55	554	5.1277	5.1817	551
12	297	5.1402	5.1769	298	56	554	5.1268	5.1897	551
13	297	5.1536	5.1650	298	57	566	5.1262	5.1973	564
14	302	5.1355	5.1469	304	58	556	5.1251	5.2072	555
15	297	5.1175	5.1290	300	59	569	5.1234	5.2153	568
16	301	5.1008	5.1122	303	60	557	5.1229	5.2247	556
17	298	5.0838	5.0953	301	61	547	5.1778	5.2341	547
18	303	5.0655	5.0769	306	62	581	5.1771	5.2338	581
19	305	5.0493	5.0606	308	63	547	5.1781	5.2350	548
20	332	5.0320	5.0592	334	64	564	5.1772	5.2334	566
21	419	5.0147	5.0571	418	65	547	5.1773	5.2337	549
22	523	4.9984	5.0578	523	66	564	5.1769	5.2330	566
23	531	4.9802	5.0602	533	67	546	5.1764	5.2323	549
24	525	4.9651	5.0628	529	68	546	5.1766	5.2409	549
25	526	5.0386	5.0669	528	69	563	5.1748	5.2494	566
26	552	5.0274	5.0566	553	70	545	5.1748	5.2577	550
27	535	5.0190	5.0478	533	71	562	5.1736	5.2669	566
28	563	5.0091	5.0378	551	72	545	5.1763	5.2768	549
29	555	4.9997	5.0285	544	73	545	5.2284	5.2852	544
30	565	4.9896	5.0181	554	74	596	5.2272	5.2850	595
31	558	4.9806	5.0086	547	75	544	5.2282	5.2861	545
32	561	4.9698	5.0263	551	76	561	5.2276	5.2849	563
33	578	4.9604	5.0405	567	77	544	5.2284	5.2847	545
34	574	4.9513	5.0600	565	78	561	5.2268	5.2835	562
35	584	4.9409	5.0812	575	79	543	5.2267	5.2832	545
36	577	4.9320	5.1016	569	80	543	5.2264	5.2947	545
37	578	5.0766	5.1242	564
38	592	5.0731	5.1218	579
39	549	5.0718	5.1199	540
40	565	5.0695	5.1168	557
41	557	5.0664	5.1141	550
42	568	5.0635	5.1110	561
43	558	5.0614	5.1091	551
44	557	5.0581	5.1199	552
*Includes Net Swap Payments received from the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Prepayment Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	42.63	25.91
M-2	33.83	22.82
M-3	29.16	20.90
M-4	25.32	19.14
M-5	22.00	17.46
M-6	19.20	15.91
M-7	16.82	14.49
M-8	14.82	13.20
M-9	13.36	12.21

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*

Number of Mortgage Loans:	5,224	Index Type:
Aggregate Principal Balance:	$951,496,978	6 Month LIBOR:	86.29%
Conforming Principal Balance Loans:	$790,638,308	Fixed Rate:	13.70%
Average Principal Balance:	$182,140	1 Year LIBOR:	0.02%
Range:	$9,910 - $1,193,166	W.A. Initial Periodic Cap:	3.000%
W.A. Coupon:	8.602%	W.A. Subsequent Periodic Cap:	1.167%
Range:	5.850% - 14.700%	W.A. Lifetime Rate Cap:	6.338%
W.A. Gross Margin:	6.374%	Property Type:
Range:	1.600% - 10.650%	Single Family:	80.15%
W.A. Remaining Term:	347 months	PUD:	9.50%
Range:	156 months - 359 months	Condo:	5.58%
W.A. Seasoning:	4 months	2-4 Family:	4.01%
Latest Maturity Date:	December 1, 2036	Townhouse:	0.76%
State Concentration (Top 5):		Occupancy Status:
California:	32.08%	Primary:	95.70%
Arizona:	10.16%	Investment:	3.49%
Florida:	9.71%	Second Home:	0.81%
Texas:	6.16%	Documentation Status:
Washington:	5.95%	Full:	35.82%
W.A. Original Combined LTV:	82.50%	Stated:	58.41%
Range:	12.09% - 100.00%	Limited:	3.69%
First Liens:	94.23%	None:	2.07%
Second Liens:	5.77%	Non-Zero W.A. Prepayment Penalty - Term:	25 months
Non-Balloon Loans:	81.07%	Loans with Prepay Penalties:	85.13%
Non-Zero W.A. FICO Score:	629	Interest Only Loans	30.80%
		Non-Zero Weighted Average IO Term	61 months
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
	Number of		% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	Coupon	Non-Zero	Original
Originator	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Chapel Funding LLC	1,884	446,524,591	46.93	8.209	637	81.19
Sebring Capital	2,350	324,592,940	34.11	8.996	621	85.19
Other	990	180,379,446	18.96	8.870	622	80.92
Total:	5,224	951,496,978	100.00	8.602	629	82.50

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	654	21,659,226	2.28	11.694	642	99.03
50,000.01 - 100,000.00	951	71,280,974	7.49	10.274	619	88.08
100,000.01 - 150,000.00	939	117,935,263	12.39	9.082	619	83.73
150,000.01 - 200,000.00	875	153,017,602	16.08	8.565	626	81.70
200,000.01 - 250,000.00	556	124,046,077	13.04	8.353	626	81.55
250,000.01 - 300,000.00	387	106,044,878	11.15	8.186	630	80.52
300,000.01 - 350,000.00	294	95,245,647	10.01	8.271	623	81.19
350,000.01 - 400,000.00	198	74,050,360	7.78	8.130	632	80.63
400,000.01 - 450,000.00	108	45,971,244	4.83	8.157	637	81.77
450,000.01 - 500,000.00	113	53,712,133	5.65	8.101	636	81.96
500,000.01 - 550,000.00	64	33,589,546	3.53	7.986	649	81.45
550,000.01 - 600,000.00	42	24,112,873	2.53	7.978	655	81.91
600,000.01 - 650,000.00	16	9,927,208	1.04	7.913	658	81.11
650,000.01 - 700,000.00	11	7,399,958	0.78	8.407	632	85.63
700,000.01 - 750,000.00	4	2,916,016	0.31	8.552	691	82.54
750,000.01 - 800,000.00	4	3,106,880	0.33	8.192	636	73.42
800,000.01 - 850,000.00	1	825,000	0.09	9.150	599	75.00
850,000.01 - 900,000.00	4	3,538,129	0.37	7.998	659	77.45
950,000.01 - 1,000,000.00	2	1,924,798	0.20	8.253	643	77.52
1,000,000.01 or greater	1	1,193,166	0.13	8.450	616	66.39
Total:	5,224	951,496,978	100.00	8.602	629	82.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	657	21,809,047	2.29	11.691	642	98.87
50,000.01 - 100,000.00	950	71,330,869	7.50	10.268	619	88.09
100,000.01 - 150,000.00	940	118,184,885	12.42	9.085	619	83.74
150,000.01 - 200,000.00	873	152,768,192	16.06	8.562	626	81.69
200,000.01 - 250,000.00	558	124,595,359	13.09	8.351	625	81.44
250,000.01 - 300,000.00	385	105,595,557	11.10	8.191	630	80.67
300,000.01 - 350,000.00	293	94,945,758	9.98	8.268	623	81.14
350,000.01 - 400,000.00	198	74,050,360	7.78	8.130	632	80.63
400,000.01 - 450,000.00	109	46,421,220	4.88	8.152	637	81.76
450,000.01 - 500,000.00	112	53,262,158	5.60	8.106	637	81.98
500,000.01 - 550,000.00	64	33,589,546	3.53	7.986	649	81.45
550,000.01 - 600,000.00	42	24,112,873	2.53	7.978	655	81.91
600,000.01 - 650,000.00	16	9,927,208	1.04	7.913	658	81.11
650,000.01 - 700,000.00	11	7,399,958	0.78	8.407	632	85.63
700,000.01 - 750,000.00	4	2,916,016	0.31	8.552	691	82.54
750,000.01 - 800,000.00	4	3,106,880	0.33	8.192	636	73.42
800,000.01 - 850,000.00	1	825,000	0.09	9.150	599	75.00
850,000.01 - 900,000.00	4	3,538,129	0.37	7.998	659	77.45
950,000.01 - 1,000,000.00	2	1,924,798	0.20	8.253	643	77.52
1,000,000.01 or greater	1	1,193,166	0.13	8.450	616	66.39
Total:	5,224	951,496,978	100.00	8.602	629	82.50

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	905	49,078,534	5.16	11.522	652	98.13
181 - 240	15	851,376	0.09	8.920	645	85.14
301 - 360	4,304	901,567,068	94.75	8.443	628	81.65
Total:	5,224	951,496,978	100.00	8.602	629	82.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	30	3,027,904	0.32	8.684	645	76.07
Fixed - 20 Year	12	731,466	0.08	8.586	641	82.70
Fixed - 30 Year	487	58,493,816	6.15	8.939	629	82.57
Fixed - 30 Year IO	22	4,943,753	0.52	7.983	652	79.42
Balloon - 15/30	875	46,050,630	4.84	11.709	652	99.58
Balloon - 20/30	3	119,910	0.01	10.951	667	100.00
Balloon - 30/40	59	12,165,076	1.28	8.247	631	79.75
ARM - 1 Year/6 Month	1	59,930	0.01	8.750	576	43.48
ARM - 1 Year/6 Month IO	2	440,931	0.05	8.100	765	100.00
ARM - 2 Year/6 Month	1,380	228,011,880	23.96	8.913	612	82.54
ARM - 2 Year/6 Month IO	910	260,909,803	27.42	8.078	645	81.41
ARM - 2 Year/6 Month 30/40 Balloon	480	109,361,974	11.49	8.642	614	82.74
ARM - 2 Year/6 Month 40/10*	598	148,570,723	15.61	8.133	627	80.10
ARM - 2 Year/6 Month 30/50 Balloon	15	4,485,450	0.47	7.907	637	83.28
ARM - 3 Year/6 Month	154	21,299,548	2.24	9.396	609	82.84
ARM - 3 Year/6 Month IO	60	16,942,797	1.78	7.751	646	78.63
ARM - 3 Year/6 Month 30/40 Balloon	21	6,026,151	0.63	8.041	646	82.21
ARM - 3 Year/6 Month 40/10*	42	9,602,606	1.01	8.192	627	81.46
ARM - 5 Year/6 Month	17	3,659,263	0.38	7.536	655	79.71
ARM - 5 Year/6 Month IO	30	9,848,709	1.04	7.862	655	79.99
ARM - 5 Year/6 Month 30/40 Balloon	4	1,485,383	0.16	7.301	659	82.14
ARM - 1 Year/6 Month 30/50 Balloon	1	250,365	0.03	7.700	644	80.00
ARM - 3 Year/6 Month 30/45 Balloon	1	202,363	0.02	9.030	667	90.00
Fixed - 30/40-10*	20	4,806,547	0.51	7.999	623	78.45
Total:	5,224	951,496,978	100.00	8.602	629	82.50

*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	4,200	658,410,985	69.20	8.848	622	83.09
60	1,003	286,632,165	30.12	8.050	645	81.22
120	21	6,453,828	0.68	8.070	662	80.09
Total:	5,224	951,496,978	100.00	8.602	629	82.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	6	1,987,086	0.21	5.956	690	79.27
6.000 - 6.499	24	8,231,747	0.87	6.330	681	79.91
6.500 - 6.999	150	39,010,821	4.10	6.839	651	78.50
7.000 - 7.499	386	104,751,172	11.01	7.297	650	79.47
7.500 - 7.999	913	229,471,215	24.12	7.781	645	79.53
8.000 - 8.499	682	153,207,088	16.10	8.259	636	79.83
8.500 - 8.999	687	140,919,208	14.81	8.733	618	81.40
9.000 - 9.499	369	69,760,823	7.33	9.230	612	83.16
9.500 - 9.999	481	79,607,251	8.37	9.749	591	86.79
10.000 - 10.499	248	33,314,556	3.50	10.220	587	89.73
10.500 - 10.999	353	35,373,448	3.72	10.730	595	91.21
11.000 - 11.499	204	15,520,487	1.63	11.221	625	93.36
11.500 - 11.999	226	14,517,233	1.53	11.753	625	96.84
12.000 - 12.499	207	10,577,623	1.11	12.190	637	98.84
12.500 - 12.999	207	12,036,487	1.27	12.628	633	99.76
13.000 - 13.499	40	1,880,698	0.20	13.138	622	100.00
13.500 - 13.999	35	1,130,339	0.12	13.679	598	99.92
14.000 - 14.499	5	133,724	0.01	14.168	591	99.99
14.500 - 14.999	1	65,969	0.01	14.700	638	100.00
Total:	5,224	951,496,978	100.00	8.602	629	82.50

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
50.00 or less	62	11,046,436	1.16	8.588	583	41.11
50.01 - 55.00	36	6,451,262	0.68	8.567	580	52.57
55.01 - 60.00	51	8,997,529	0.95	8.377	587	58.05
60.01 - 65.00	70	13,381,392	1.41	8.094	593	63.43
65.01 - 70.00	115	24,281,851	2.55	8.577	585	68.92
70.01 - 75.00	151	32,741,719	3.44	8.352	599	73.94
75.01 - 80.00	2,391	547,899,648	57.58	8.074	643	79.91
80.01 - 85.00	274	57,277,937	6.02	8.564	603	84.47
85.01 - 90.00	505	105,261,237	11.06	9.026	611	89.77
90.01 - 95.00	255	46,096,508	4.84	9.543	608	94.81
95.01 - 100.00	1,314	98,061,458	10.31	10.864	635	99.96
Total:	5,224	951,496,978	100.00	8.602	629	82.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	130	24,125,354	2.54	9.641	513	72.99
525 - 549	224	37,171,608	3.91	9.551	538	77.22
550 - 574	389	64,632,298	6.79	9.441	563	83.19
575 - 599	597	112,991,198	11.88	9.012	588	84.79
600 - 624	1,010	178,267,795	18.74	8.500	613	82.77
625 - 649	1,311	237,770,610	24.99	8.442	637	82.48
650 - 674	850	156,294,503	16.43	8.316	660	82.91
675 - 699	367	71,361,576	7.50	8.262	686	82.39
700 - 724	180	34,562,407	3.63	8.142	711	83.14
725 - 749	84	15,007,351	1.58	8.042	737	82.69
750 - 774	55	12,247,125	1.29	7.874	759	81.72
775 - 799	26	6,961,375	0.73	8.318	783	83.97
800 - 824	1	103,779	0.01	7.950	809	80.00
Total:	5,224	951,496,978	100.00	8.602	629	82.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	1,016	305,193,922	32.08	8.187	639	80.68
Arizona	630	96,660,651	10.16	8.515	640	82.55
Florida	517	92,409,136	9.71	8.735	620	80.88
Texas	556	58,615,071	6.16	9.219	618	87.30
Washington	257	56,639,546	5.95	8.372	629	82.52
Nevada	218	43,591,205	4.58	8.522	629	81.98
Colorado	243	37,265,613	3.92	8.555	623	83.88
Oregon	166	29,796,598	3.13	8.230	641	81.93
New York	79	24,617,808	2.59	8.250	646	78.90
Georgia	128	18,925,175	1.99	9.477	612	85.10
Maryland	82	16,541,970	1.74	8.770	629	81.75
New Jersey	71	15,504,801	1.63	8.672	620	79.35
Michigan	141	14,744,520	1.55	9.673	600	83.83
Illinois	79	11,291,811	1.19	9.142	615	85.47
Ohio	112	11,219,897	1.18	9.323	616	84.76
Missouri	86	10,627,582	1.12	9.327	616	86.07
Virginia	56	10,227,660	1.07	9.103	608	85.27
Mississippi	70	7,479,712	0.79	9.641	600	89.81
New Mexico	48	7,346,919	0.77	9.079	620	84.32
Tennessee	80	6,476,005	0.68	9.498	611	90.68
Alabama	61	6,444,705	0.68	9.602	604	87.50
Indiana	53	5,485,291	0.58	9.254	606	84.58
North Carolina	42	5,424,940	0.57	9.267	602	86.20
Massachusetts	18	5,154,936	0.54	8.487	626	80.33
Louisiana	35	4,886,979	0.51	9.416	595	89.19
Alaska	26	4,844,475	0.51	9.581	628	91.58
Utah	35	4,529,442	0.48	8.827	627	83.77
Hawaii	14	4,087,415	0.43	8.509	608	76.00
Minnesota	22	3,664,435	0.39	9.147	604	86.79
Oklahoma	40	3,630,559	0.38	9.468	611	85.90
Kentucky	39	3,353,397	0.35	9.429	604	87.37
Kansas	33	3,337,613	0.35	9.588	600	88.80
Arkansas	28	3,158,492	0.33	9.300	621	86.56
Connecticut	14	2,725,098	0.29	8.275	661	80.71
Wisconsin	24	2,619,670	0.28	9.538	621	88.04
Pennsylvania	18	2,041,666	0.21	9.550	603	87.64
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
South Carolina	19	1,724,606	0.18	9.198	617	86.57
South Dakota	17	1,530,826	0.16	9.745	618	87.75
Idaho	9	1,506,177	0.16	8.680	622	84.47
District of Columbia	3	1,068,166	0.11	9.103	610	90.83
Wyoming	6	1,067,500	0.11	8.089	623	87.00
Montana	12	1,020,296	0.11	9.194	620	84.96
Nebraska	4	801,323	0.08	9.173	557	90.29
Iowa	7	787,401	0.08	9.603	588	81.74
Maine	4	384,072	0.04	8.605	612	84.00
Rhode Island	1	267,172	0.03	9.375	622	80.00
Vermont	1	176,898	0.02	7.990	516	73.75
New Hampshire	1	167,622	0.02	8.490	665	80.00
Delaware	1	149,829	0.02	10.750	511	69.77
West Virginia	1	140,781	0.01	10.500	576	80.00
North Dakota	1	139,594	0.01	9.150	613	95.00
Total:	5,224	951,496,978	100.00	8.602	629	82.50

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	4,979	910,582,191	95.70	8.580	628	82.47
Investment	205	33,222,644	3.49	9.044	649	82.82
Second Home	40	7,692,142	0.81	9.309	646	85.15
Total:	5,224	951,496,978	100.00	8.602	629	82.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Documentation Type
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	2,805	555,812,138	58.41	8.642	643	81.45
Full Documentation	2,138	340,856,383	35.82	8.508	606	84.25
Limited Documentation	194	35,118,654	3.69	8.780	615	84.73
No Documentation	87	19,709,803	2.07	8.825	637	78.03
Total:	5,224	951,496,978	100.00	8.602	629	82.50

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	3,488	585,473,237	61.53	8.640	641	83.87
Refinance - Cashout	1,605	343,648,853	36.12	8.531	610	80.07
Refinance - Rate Term	131	22,374,888	2.35	8.709	607	84.09
Total:	5,224	951,496,978	100.00	8.602	629	82.50

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	4,288	762,637,461	80.15	8.622	627	82.71
PUD	421	90,355,676	9.50	8.418	636	82.45
Condo	301	53,131,970	5.58	8.619	630	81.92
2-4 Family	158	38,151,908	4.01	8.576	648	79.00
Townhouse	56	7,219,963	0.76	8.910	627	84.03
Total:	5,224	951,496,978	100.00	8.602	629	82.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
November 2007	2	269,861	0.03	8.458	712	87.45
December 2007	4	813,211	0.10	8.174	663	84.66
January 2008	1	62,575	0.01	10.350	541	85.00
February 2008	2	667,075	0.08	9.192	643	85.83
March 2008	1	438,482	0.05	7.450	631	80.00
April 2008	17	2,190,874	0.27	9.207	595	86.84
May 2008	62	11,337,782	1.38	8.991	615	83.63
June 2008	272	46,068,492	5.61	8.656	620	82.86
July 2008	337	70,338,702	8.57	8.503	624	81.48
August 2008	622	131,032,623	15.96	8.498	626	81.74
September 2008	682	142,588,426	17.36	8.587	621	81.72
October 2008	690	152,994,506	18.63	8.473	628	82.22
November 2008	398	108,972,240	13.27	8.129	635	80.09
December 2008	298	84,376,227	10.28	8.023	632	81.86
April 2009	2	269,711	0.03	10.133	612	80.00
May 2009	1	279,217	0.03	11.240	591	100.00
June 2009	9	971,716	0.12	9.891	594	93.92
July 2009	43	6,992,282	0.85	9.062	615	82.21
August 2009	88	14,564,954	1.77	8.886	624	82.95
September 2009	51	11,445,587	1.39	8.335	642	80.62
October 2009	27	5,685,174	0.69	8.122	626	79.61
November 2009	31	8,096,144	0.99	8.098	644	80.69
December 2009	25	5,708,661	0.70	7.808	615	76.25
May 2011	1	190,933	0.02	7.750	660	80.00
June 2011	1	156,400	0.02	9.120	638	80.00
July 2011	2	840,052	0.10	7.046	631	82.46
August 2011	9	2,369,008	0.29	7.682	658	82.01
September 2011	11	3,214,375	0.39	7.654	652	76.70
October 2011	12	3,277,488	0.40	7.604	661	78.07
November 2011	11	3,151,458	0.38	8.421	656	81.70
December 2011	4	1,793,641	0.22	7.117	657	83.76
Total:	3,716	821,157,875	100.00	8.416	627	81.64
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
1.500 - 1.999	1	354,960	0.04	8.850	666	80.00
2.000 - 2.499	2	1,118,029	0.14	8.431	649	82.08
2.500 - 2.999	3	758,438	0.09	7.169	678	82.34
3.000 - 3.499	1	144,915	0.02	5.875	696	80.00
4.000 - 4.499	9	1,613,945	0.20	6.828	642	79.95
4.500 - 4.999	39	8,030,549	0.98	7.152	650	78.68
5.000 - 5.499	172	41,289,327	5.03	7.765	645	80.00
5.500 - 5.999	808	198,159,529	24.13	8.009	632	80.32
6.000 - 6.499	1,135	273,800,234	33.34	8.118	634	80.59
6.500 - 6.999	766	161,463,954	19.66	8.647	627	81.67
7.000 - 7.499	331	61,468,284	7.49	9.230	613	83.41
7.500 - 7.999	248	42,126,113	5.13	9.736	592	86.79
8.000 - 8.499	125	20,207,081	2.46	10.180	586	91.99
8.500 - 8.999	49	7,250,076	0.88	10.486	585	91.62
9.000 - 9.499	15	1,469,023	0.18	10.745	610	94.11
9.500 - 9.999	10	1,233,549	0.15	11.310	563	89.62
10.000 - 10.499	1	136,246	0.02	11.550	526	75.00
10.500 - 10.999	1	533,623	0.06	12.150	613	95.00
Total:	3,716	821,157,875	100.00	8.416	627	81.64

*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.500 - 11.999	4	1,657,072	0.20	5.961	677	80.00
12.000 - 12.499	12	4,771,442	0.58	6.333	666	82.60
12.500 - 12.999	81	24,525,457	2.99	6.848	653	79.85
13.000 - 13.499	256	76,488,999	9.31	7.279	653	79.99
13.500 - 13.999	653	180,710,949	22.01	7.748	646	79.66
14.000 - 14.499	476	117,216,462	14.27	8.087	635	79.66
14.500 - 14.999	544	122,962,604	14.97	8.405	627	80.54
15.000 - 15.499	389	79,104,036	9.63	8.660	629	80.29
15.500 - 15.999	403	76,397,017	9.30	9.135	606	82.12
16.000 - 16.499	235	41,246,469	5.02	9.488	601	85.31
16.500 - 16.999	318	50,229,095	6.12	9.951	586	89.79
17.000 - 17.499	145	21,136,243	2.57	10.322	579	90.48
17.500 - 17.999	117	15,412,669	1.88	10.736	567	89.62
18.000 - 18.499	51	5,406,475	0.66	11.249	585	92.12
18.500 - 18.999	31	3,359,263	0.41	11.774	561	91.57
19.000 - 19.499	1	533,623	0.06	12.150	613	95.00
Total:	3,716	821,157,875	100.00	8.416	627	81.64
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	4	1,657,072	0.20	5.961	677	80.00
6.000 - 6.499	20	6,620,227	0.81	6.335	669	81.89
6.500 - 6.999	116	31,918,190	3.89	6.847	652	79.61
7.000 - 7.499	339	95,251,550	11.60	7.301	651	79.95
7.500 - 7.999	828	213,854,239	26.04	7.782	646	79.73
8.000 - 8.499	626	143,219,221	17.44	8.259	636	79.74
8.500 - 8.999	595	128,890,063	15.70	8.737	618	81.40
9.000 - 9.499	321	62,952,881	7.67	9.230	610	83.45
9.500 - 9.999	404	70,985,976	8.64	9.746	588	86.70
10.000 - 10.499	184	29,261,859	3.56	10.215	580	89.01
10.500 - 10.999	172	24,436,772	2.98	10.712	570	88.56
11.000 - 11.499	66	7,408,662	0.90	11.199	574	87.62
11.500 - 11.999	36	3,891,459	0.47	11.748	566	89.77
12.000 - 12.499	5	809,705	0.10	12.166	601	90.94
Total:	3,716	821,157,875	100.00	8.416	627	81.64
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1	191,000	0.02	7.800	610	84.89
2.000	5	870,648	0.11	8.738	634	85.61
3.000	3,708	819,545,044	99.80	8.417	627	81.64
6.000	2	551,183	0.07	7.155	695	83.23
Total:	3,716	821,157,875	100.00	8.416	627	81.64
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	2,139	548,056,115	66.74	8.198	632	80.26
1.500	1,572	271,753,256	33.09	8.860	617	84.43
2.000	5	1,348,504	0.16	7.787	650	81.44
Total:	3,716	821,157,875	100.00	8.416	627	81.64
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	756,951	0.09	8.875	661	80
5.500 - 5.999	1	107,190	0.01	9.125	593	80
6.000 - 6.499	2,107	539,479,500	65.7	8.193	633	80.26
6.500 - 6.999	20	5,090,845	0.62	8.44	628	81.28
7.000 - 7.499	1,587	275,723,390	33.58	8.852	617	84.36
Total:	3,716	821,157,875	100.00	8.416	627	81.64
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,079	141,513,054	14.87	9.327	624	84.81
6	6	2,155,852	0.23	8.886	641	81.44
12	190	53,105,030	5.58	8.584	641	81.21
24	3,145	629,519,585	66.16	8.449	628	82.22
30	1	231,323	0.02	8.750	616	74.84
36	793	123,438,120	12.97	8.560	632	81.90
48	3	580,385	0.06	8.012	640	80.00
60	7	953,628	0.10	8.891	660	81.68
Total:	5,224	951,496,978	100.00	8.602	629	82.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I POOL*

Number of Mortgage Loans:	2,400	Index Type:
Aggregate Principal Balance:	$408,511,180	6 Month LIBOR:	87.21%
Conforming Principal Balance Loans:	$408,511,180	Fixed Rate:	12.79%
Average Principal Balance:	$170,213	1 Year LIBOR:	0.00%
Range:	$12,994 - $520,000	W.A. Initial Periodic Cap:	3.001%
W.A. Coupon:	8.647%	W.A. Subsequent Periodic Cap:	1.194%
Range:	5.850% - 13.740%	W.A. Lifetime Rate Cap:	6.388%
W.A. Gross Margin:	6.425%	Property Type:
Range:	1.600% - 10.050%	Single Family:	82.14%
W.A. Remaining Term:	353 months	PUD:	7.47%
Range:	169 months - 359 months	2-4 Family:	3.72%
W.A. Seasoning:	4 months	Condo:	5.92%
Latest Maturity Date:	December 1, 2036	Townhouse	0.75%
State Concentration (Top 5):		Occupancy Status:
California:	17.96%	Primary:	92.34%
Arizona:	13.16%	Investment:	6.54%
Florida:	12.54%	Second Home:	1.12%
Washington	6.64%	Documentation Status:
Colorado:	5.34%	Full:	43.71%
W.A. Original Combined LTV:	81.25%	Stated:	51.48%
Range:	12.09% - 100.00%	Limited:	3.15%
First Liens:	98.25%	None:	1.66%
Second Liens:	1.75%	Non-Zero W.A. Prepayment Penalty - Term:	26 months
Non-Balloon Loans:	82.72%	Loans with Prepay Penalties:	84.60%
Non-Zero W.A. FICO Score:	614	Interest Only Loans:	22.48%
		Non-Zero Weighted Average IO Term	61 months
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Originator
Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Chapel Funding LLC	893	171,867,332	42.07	8.309	624	80.01
Sebring Capital	1,055	159,475,329	39.04	8.875	607	83.65
Other	452	77,168,519	18.89	8.930	605	79.03
Total:	2,400	408,511,180	100.00	8.647	614	81.25

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	125	4,694,911	1.15	11.704	637	98.06
50,000.01 - 100,000.00	432	33,593,140	8.22	9.717	604	83.35
100,000.01 - 150,000.00	577	72,593,723	17.77	8.889	610	81.65
150,000.01 - 200,000.00	541	94,613,898	23.16	8.573	618	81.07
200,000.01 - 250,000.00	303	67,479,938	16.52	8.449	613	80.91
250,000.01 - 300,000.00	176	48,476,212	11.87	8.306	617	80.26
300,000.01 - 350,000.00	129	41,766,075	10.22	8.407	609	80.74
350,000.01 - 400,000.00	93	34,799,063	8.52	8.267	612	79.53
400,000.01 - 450,000.00	16	6,574,235	1.61	8.012	614	80.06
450,000.01 - 500,000.00	5	2,384,564	0.58	7.826	652	79.53
500,000.01 - 550,000.00	3	1,535,422	0.38	7.692	679	81.63
Total:	2,400	408,511,180	100.00	8.647	614	81.25

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	126	4,744,849	1.16	11.686	637	97.97
50,000.01 - 100,000.00	432	33,643,086	8.24	9.710	604	83.33
100,000.01 - 150,000.00	577	72,643,647	17.78	8.895	610	81.66
150,000.01 - 200,000.00	541	94,664,019	23.17	8.568	618	81.07
200,000.01 - 250,000.00	304	67,779,512	16.59	8.446	613	80.72
250,000.01 - 300,000.00	175	48,276,598	11.82	8.315	617	80.60
300,000.01 - 350,000.00	128	41,466,187	10.15	8.401	609	80.64
350,000.01 - 400,000.00	93	34,799,063	8.52	8.267	612	79.53
400,000.01 - 450,000.00	16	6,574,235	1.61	8.012	614	80.06
450,000.01 - 500,000.00	5	2,384,564	0.58	7.826	652	79.53
500,000.01 - 550,000.00	3	1,535,422	0.38	7.692	679	81.63
Total:	2,400	408,511,180	100.00	8.647	614	81.25

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	155	7,623,825	1.87	11.257	647	94.11
181 - 240	4	277,373	0.07	9.060	620	79.78
301 - 360	2,241	400,609,983	98.07	8.597	613	81.00
Total:	2,400	408,511,180	100.00	8.647	614	81.25

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 15 Year	7	949,660	0.23	8.353	641	59.20
Fixed - 20 Year	3	248,687	0.06	8.663	619	77.44
Fixed - 30 Year	234	32,149,948	7.87	8.515	620	79.43
Fixed - 30 Year IO	15	3,342,709	0.82	7.944	655	79.20
Balloon - 15/30	148	6,674,165	1.63	11.670	648	99.08
Balloon - 20/30	1	28,685	0.01	12.500	632	100.00
Balloon - 30/40	30	6,034,565	1.48	8.096	616	76.90
ARM - 1 Year/6 Month	1	59,930	0.01	8.750	576	43.48
ARM - 1 Year/6 Month IO	1	231,000	0.06	7.850	778	100.00
ARM - 2 Year/6 Month	806	122,555,211	30.00	9.015	603	81.57
ARM - 2 Year/6 Month IO	356	78,320,170	19.17	8.116	637	81.31
ARM - 2 Year/6 Month 30/40 Balloon	271	52,649,105	12.89	8.914	590	83.04
ARM - 2 Year/6 Month 40/10*	319	67,801,732	16.60	8.340	612	79.44
ARM - 2 Year/6 Month 30/50 Balloon	10	1,899,743	0.47	7.981	638	80.64
ARM - 3 Year/6 Month	94	11,904,302	2.91	9.588	600	82.48
ARM - 3 Year/6 Month IO	29	7,042,231	1.72	7.695	628	77.93
ARM - 3 Year/6 Month 30/40 Balloon	11	2,974,466	0.73	7.813	657	80.16
ARM - 3 Year/6 Month 40/10*	28	5,811,261	1.42	8.177	620	82.30
ARM - 5 Year/6 Month	10	1,815,477	0.44	8.370	627	78.37
ARM - 5 Year/6 Month IO	11	2,876,937	0.70	7.803	646	79.95
ARM - 5 Year/6 Month 30/40 Balloon	1	115,123	0.03	8.900	628	80.00
ARM - 3 Year/6 Month 30/45	1	202,363	0.05	9.030	667	90.00
Fixed -30/40-10*	13	2,823,709	0.69	8.024	620	77.36
Total:	2,400	408,511,180	100.00	8.647	614	81.25
*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,988	316,698,132	77.52	8.816	607	81.32
60	407	90,797,999	22.23	8.064	637	81.00
120	5	1,015,049	0.25	8.360	655	79.04
Total:	2,400	408,511,180	100.00	8.647	614	81.25

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	1	146,014	0.04	5.850	701	70.00
6.000 - 6.499	10	2,149,463	0.53	6.305	668	76.56
6.500 - 6.999	80	18,649,481	4.57	6.843	645	77.23
7.000 - 7.499	163	36,328,230	8.89	7.270	639	77.68
7.500 - 7.999	429	87,177,036	21.34	7.780	637	78.68
8.000 - 8.499	336	63,376,584	15.51	8.255	625	78.98
8.500 - 8.999	385	68,205,764	16.70	8.739	606	80.66
9.000 - 9.499	215	35,223,459	8.62	9.231	600	82.20
9.500 - 9.999	289	44,345,073	10.86	9.757	580	85.46
10.000 - 10.499	141	20,508,000	5.02	10.230	576	87.67
10.500 - 10.999	152	18,134,257	4.44	10.719	573	87.54
11.000 - 11.499	68	6,501,751	1.59	11.212	581	88.12
11.500 - 11.999	56	4,211,402	1.03	11.774	584	94.18
12.000 - 12.499	25	1,446,070	0.35	12.171	600	94.65
12.500 - 12.999	41	1,861,831	0.46	12.623	628	99.58
13.000 - 13.499	5	148,690	0.04	13.151	609	99.99
13.500 - 13.999	4	98,076	0.02	13.609	577	100.00
Total:	2,400	408,511,180	100.00	8.647	614	81.25

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
50.00 or less	51	7,843,326	1.92	8.409	592	38.79
50.01 - 55.00	30	5,653,115	1.38	8.643	574	52.34
55.01 - 60.00	41	7,309,716	1.79	8.371	587	58.00
60.01 - 65.00	58	10,977,855	2.69	8.048	591	63.35
65.01 - 70.00	90	17,974,473	4.40	8.582	583	69.01
70.01 - 75.00	120	22,744,864	5.57	8.456	590	73.82
75.01 - 80.00	1,006	181,824,741	44.51	8.213	629	79.81
80.01 - 85.00	199	36,829,113	9.02	8.688	599	84.51
85.01 - 90.00	353	66,264,948	16.22	8.998	610	89.77
90.01 - 95.00	153	25,167,735	6.16	9.580	604	94.87
95.01 - 100.00	299	25,921,296	6.35	10.450	618	99.93
Total:	2,400	408,511,180	100.00	8.647	614	81.25

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	109	19,919,313	4.88	9.648	512	72.88
525 - 549	164	28,112,955	6.88	9.514	538	75.79
550 - 574	275	44,022,670	10.78	9.414	563	83.15
575 - 599	361	60,988,046	14.93	8.983	587	83.47
600 - 624	479	80,774,867	19.77	8.410	613	81.45
625 - 649	469	80,165,975	19.62	8.274	637	81.61
650 - 674	290	50,647,059	12.40	8.155	660	81.90
675 - 699	147	27,065,038	6.63	8.136	686	81.60
700 - 724	57	9,703,803	2.38	8.057	712	82.83
725 - 749	27	3,474,463	0.85	8.159	734	82.45
750 - 774	16	2,635,748	0.65	7.654	758	77.23
775 - 799	6	1,001,245	0.25	8.012	782	84.47
Total:	2,400	408,511,180	100.00	8.647	614	81.25

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	274	73,366,333	17.96	8.188	618	76.70
Arizona	332	53,739,687	13.16	8.298	636	81.51
Florida	279	51,243,815	12.54	8.760	604	78.92
Washington	130	27,129,686	6.64	8.360	609	81.04
Colorado	130	21,804,565	5.34	8.406	619	82.38
Texas	183	20,986,151	5.14	9.166	606	85.48
Oregon	118	19,993,835	4.89	8.199	634	81.78
Nevada	86	16,726,950	4.09	8.589	616	81.78
New Jersey	44	9,424,726	2.31	8.613	606	78.00
Georgia	64	9,202,976	2.25	9.464	602	87.18
New York	30	8,390,275	2.05	8.348	615	76.14
Michigan	78	8,221,789	2.01	9.646	599	83.80
Illinois	43	7,469,966	1.83	8.968	605	83.76
Maryland	37	7,193,846	1.76	8.446	614	76.74
Missouri	58	6,741,634	1.65	9.562	597	85.46
Virginia	30	5,561,630	1.36	9.061	593	84.21
Ohio	44	5,085,152	1.24	9.060	617	84.10
New Mexico	34	4,956,536	1.21	9.185	607	85.05
Mississippi	42	4,605,707	1.13	9.678	597	90.67
Alabama	38	4,215,179	1.03	9.709	590	89.56
Indiana	38	3,643,035	0.89	9.276	601	83.96
Utah	24	3,408,700	0.83	8.762	626	83.03
North Carolina	23	3,238,550	0.79	9.407	582	86.99
Tennessee	27	3,182,508	0.78	9.602	593	92.44
Oklahoma	27	2,746,187	0.67	9.268	605	84.36
Louisiana	20	2,508,789	0.61	9.669	595	89.23
Minnesota	15	2,503,657	0.61	9.140	593	84.84
Kentucky	21	2,340,350	0.57	9.278	592	87.04
Arkansas	13	2,017,354	0.49	9.050	619	85.74
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution
Number of			% of Aggregate		W.A.	W.A.
Initial Mortgage		Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Alaska	10	1,869,375	0.46	9.109	598	90.84
Hawaii	6	1,801,757	0.44	8.766	557	67.62
Wisconsin	16	1,730,168	0.42	9.240	609	85.15
Massachusetts	8	1,572,983	0.39	8.184	609	78.72
Kansas	14	1,570,489	0.38	10.014	585	89.91
Connecticut	7	1,096,212	0.27	8.483	671	80.69
South Dakota	10	981,678	0.24	9.510	613	85.54
Pennsylvania	9	971,966	0.24	10.070	589	88.63
Montana	9	949,587	0.23	8.981	618	83.84
Wyoming	4	823,153	0.20	7.793	618	83.14
Idaho	4	772,846	0.19	8.485	634	86.31
Iowa	5	633,218	0.16	9.804	577	81.09
South Carolina	6	581,521	0.14	9.095	602	84.54
District of Columbia	2	516,216	0.13	8.839	619	86.36
Maine	3	244,276	0.06	8.957	624	86.29
Vermont	1	176,898	0.04	7.990	516	73.75
New Hampshire	1	167,622	0.04	8.490	665	80.00
West Virginia	1	140,781	0.03	10.500	576	80.00
North Dakota	1	139,594	0.03	9.150	613	95.00
Nebraska	1	121,275	0.03	9.850	544	90.00
Total:	2,400	408,511,180	100.00	8.647	614	81.25

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,205	377,213,195	92.34	8.611	611	81.07
Investment	165	26,719,704	6.54	9.065	647	83.16
Second Home	30	4,578,281	1.12	9.214	648	84.36
Total:	2,400	408,511,180	100.00	8.647	614	81.25

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	1,138	210,299,345	51.48	8.669	628	79.48
Full Documentation	1,148	178,557,341	43.71	8.586	598	83.44
Limited Documentation	77	12,875,587	3.15	8.854	608	84.36
No Documentation	37	6,778,907	1.66	9.206	606	72.08
Total:	2,400	408,511,180	100.00	8.647	614	81.25

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	1,240	246,072,067	60.24	8.574	604	79.38
Purchase	1,059	145,179,475	35.54	8.754	632	84.10
Refinance - Rate Term	101	17,259,638	4.23	8.797	601	83.90
Total:	2,400	408,511,180	100.00	8.647	614	81.25

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,993	335,559,413	82.14	8.672	612	81.41
PUD	160	30,518,696	7.47	8.395	625	82.13
Condo	155	24,188,356	5.92	8.683	620	81.78
2-4 Family	68	15,180,940	3.72	8.475	629	74.79
Townhouse	24	3,063,776	0.75	8.982	599	81.84
Total:	2,400	408,511,180	100.00	8.647	614	81.25

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Rate Adjustment*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
November 2007	1	59,930	0.02	8.750	576	43.48
December 2007	1	231,000	0.06	7.850	778	100.00
April 2008	7	827,687	0.23	9.627	579	89.18
May 2008	30	4,464,192	1.25	9.129	598	85.27
June 2008	100	15,401,681	4.32	8.957	590	83.33
July 2008	170	31,059,046	8.72	8.680	603	80.61
August 2008	364	64,451,017	18.09	8.660	613	82.37
September 2008	391	68,210,728	19.15	8.739	608	80.59
October 2008	363	67,115,364	18.84	8.660	616	81.85
November 2008	184	37,748,424	10.60	8.415	615	78.86
December 2008	153	33,947,822	9.53	8.277	619	81.27
April 2009	2	269,711	0.08	10.133	612	80.00
June 2009	6	726,040	0.20	10.151	579	94.38
July 2009	28	4,059,373	1.14	9.355	600	85.46
August 2009	50	7,723,980	2.17	8.925	621	82.69
September 2009	28	5,168,759	1.45	8.423	610	81.03
October 2009	16	2,797,359	0.79	8.380	632	78.50
November 2009	16	3,809,640	1.07	7.883	652	79.67
December 2009	17	3,379,762	0.95	7.956	604	73.35
July 2011	1	204,072	0.06	7.500	589	74.55
August 2011	5	1,065,391	0.30	8.202	657	84.48
September 2011	7	1,391,424	0.39	7.844	621	71.09
October 2011	3	690,111	0.19	7.842	643	72.27
November 2011	4	781,539	0.22	8.746	652	85.43
December 2011	2	675,000	0.19	7.761	641	90.00
Total:	1,949	356,259,052	100.00	8.624	612	81.26
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500 - 1.999	1	354,960	0.10	8.850	666	80.00
2.500 - 2.999	1	167,903	0.05	7.990	639	80.00
4.000 - 4.499	5	862,313	0.24	6.865	605	79.90
4.500 - 4.999	29	5,922,493	1.66	7.158	638	77.44
5.000 - 5.499	84	15,963,336	4.48	8.031	626	79.37
5.500 - 5.999	410	83,288,600	23.38	8.207	613	79.44
6.000 - 6.499	550	108,922,789	30.57	8.299	621	79.89
6.500 - 6.999	403	70,471,542	19.78	8.707	617	81.16
7.000 - 7.499	172	27,159,760	7.62	9.484	599	83.65
7.500 - 7.999	167	25,424,391	7.14	9.822	582	86.07
8.000 - 8.499	81	12,794,850	3.59	10.183	578	90.94
8.500 - 8.999	31	3,757,876	1.05	10.563	581	91.85
9.000 - 9.499	11	790,202	0.22	10.923	589	94.77
9.500 - 9.999	3	241,789	0.07	11.762	541	86.76
10.000 - 10.499	1	136,246	0.04	11.550	526	75.00
Total:	1,949	356,259,052	100.00	8.624	612	81.26
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
12.000 - 12.499	3	711,929	0.20	6.312	670	81.61
12.500 - 12.999	37	9,659,147	2.71	6.863	644	80.14
13.000 - 13.499	91	21,561,098	6.05	7.239	642	79.17
13.500 - 13.999	291	63,777,391	17.90	7.734	639	78.83
14.000 - 14.499	250	51,191,791	14.37	8.046	626	78.66
14.500 - 14.999	286	54,576,959	15.32	8.444	614	79.63
15.000 - 15.499	195	34,441,970	9.67	8.724	611	79.55
15.500 - 15.999	233	39,460,700	11.08	9.160	592	81.16
16.000 - 16.499	149	23,976,673	6.73	9.550	587	83.79
16.500 - 16.999	189	27,908,119	7.83	9.955	578	88.52
17.000 - 17.499	93	13,197,798	3.70	10.365	574	89.21
17.500 - 17.999	79	10,117,980	2.84	10.744	560	87.68
18.000 - 18.499	30	3,252,117	0.91	11.278	578	90.82
18.500 - 18.999	23	2,425,378	0.68	11.762	562	93.78
Total:	1,949	356,259,052	100.00	8.624	612	81.26

*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	9	1,974,634	0.55	6.324	660	80.64
6.500 - 6.999	55	13,307,961	3.74	6.857	645	78.99
7.000 - 7.499	132	30,311,866	8.51	7.281	638	79.00
7.500 - 7.999	371	76,957,462	21.60	7.784	638	79.08
8.000 - 8.499	309	58,958,138	16.55	8.253	625	78.93
8.500 - 8.999	334	61,389,520	17.23	8.745	606	80.60
9.000 - 9.499	191	32,275,572	9.06	9.231	597	82.37
9.500 - 9.999	245	39,148,275	10.99	9.758	577	85.44
10.000 - 10.499	122	18,904,830	5.31	10.224	574	87.55
10.500 - 10.999	111	15,187,854	4.26	10.707	562	86.36
11.000 - 11.499	41	4,915,472	1.38	11.209	566	85.52
11.500 - 11.999	26	2,719,570	0.76	11.747	563	91.98
12.000 - 12.499	3	207,898	0.06	12.212	546	79.18
Total:	1,949	356,259,052	100.00	8.624	612	81.26
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000	2	335,782	0.09	9.572	565	77.59
3.000	1,946	355,727,721	99.85	8.623	612	81.26
6.000	1	195,549	0.05	8.800	626	80.00
Total:	1,949	356,259,052	100.00	8.624	612	81.26
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1,069	218,561,997	61.35	8.399	617	79.38
1.500	878	137,344,811	38.55	8.979	604	84.24
2.000	2	352,244	0.10	9.641	612	86.49
Total:	1,949	356,259,052	100.00	8.624	612	81.26
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	1,062	217,306,239	61.00	8.394	617	79.40
6.500 - 6.999	6	1,215,563	0.34	9.168	561	79.51
7.000 - 7.499	881	137,737,250	38.66	8.982	604	84.20
Total:	1,949	356,259,052	100.00	8.624	612	81.26
*ARM Loans Only

Original Prepayment Charge Term
	Number of		% of Aggregate		W.A.	W.A.
Prepayment Penalty	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	388	62,892,817	15.40	9.076	606	82.30
6	2	502,207	0.12	9.290	669	86.18
12	75	17,590,434	4.31	8.548	625	80.24
24	1,523	263,484,265	64.50	8.588	613	81.34
36	412	64,041,457	15.68	8.494	621	80.07
Total:	2,400	408,511,180	100.00	8.647	614	81.25

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II POOL*

Number of Mortgage Loans:	2,824	Index Type:
Aggregate Principal Balance:	$542,985,797	6 Month LIBOR:	85.59%
Conforming Principal Balance Loans:	$382,127,128	Fixed Rate:	14.38%
Average Principal Balance:	$192,275	1 Year LIBOR	0.03%
Range:	$9,910 - $1,193,166	W.A. Initial Periodic Cap:	3.000%
W.A. Coupon:	8.569%	W.A. Subsequent Periodic Cap:	1.147%
Range:	5.875% - 14.700%	W.A. Lifetime Rate Cap:	6.299%
W.A. Gross Margin:	6.334%	Property Type:
Range:	2.250% - 10.650%	Single Family:	78.65%
W.A. Remaining Term:	342 months	PUD:	11.02%
Range:	156 months - 359 months	2-4 Family:	4.23%
W.A. Seasoning:	4 months	Condo:	5.33%
		Townhouse:	0.77%
Latest Maturity Date:	December 1, 2036	Occupancy Status:
		Primary:	98.23%
State Concentration (Top 5):		Investment	1.20%
California:	42.69%	Second Home	0.57%
Arizona:	7.90%	Documentation Status:
Florida:	7.58%	Full:	29.89%
Texas:	6.93%	Stated:	63.63%
Washington:	5.43%	Limited:	4.10%
W.A. Original Combined LTV:	83.45%	None	2.38%
Range:	35.09% - 100.00%	Non-Zero W.A. Prepayment Penalty - Term:	25 months
First Liens:	91.21%	Loans with Prepay Penalties:	85.52%
Second Liens:	8.79%	Interest Only Loans:	37.07%
Non-Balloon Loans:	79.82%	Non-Zero Weighted Average IO Term	62 months
Non-Zero W.A. FICO Score:	640
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Originator
			% of Aggregate	W.A.	W.A.	W.A.
	Number of Initial	Aggregate Remaining	Remaining	Coupon	Non-Zero	Original
Originator	Mortgage Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Chapel Funding LLC	991	274,657,260	50.58	8.146	645	81.93
Sebring Capital	1,295	165,117,611	30.41	9.112	636	86.67
Other	538	103,210,927	19.01	8.824	635	82.32
Total:	2,824	542,985,797	100.00	8.569	640	83.45

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	529	16,964,315	3.12	11.692	644	99.30
50,000.01 - 100,000.00	519	37,687,834	6.94	10.771	633	92.30
100,000.01 - 150,000.00	362	45,341,539	8.35	9.391	635	87.06
150,000.01 - 200,000.00	334	58,403,704	10.76	8.553	638	82.71
200,000.01 - 250,000.00	253	56,566,140	10.42	8.239	640	82.31
250,000.01 - 300,000.00	211	57,568,666	10.60	8.085	641	80.73
300,000.01 - 350,000.00	165	53,479,572	9.85	8.164	634	81.53
350,000.01 - 400,000.00	105	39,251,297	7.23	8.009	650	81.60
400,000.01 - 450,000.00	92	39,397,009	7.26	8.182	641	82.06
450,000.01 - 500,000.00	108	51,327,570	9.45	8.114	636	82.07
500,000.01 - 550,000.00	61	32,054,125	5.90	8.000	647	81.44
550,000.01 - 600,000.00	42	24,112,873	4.44	7.978	655	81.91
600,000.01 - 650,000.00	16	9,927,208	1.83	7.913	658	81.11
650,000.01 - 700,000.00	11	7,399,958	1.36	8.407	632	85.63
700,000.01 - 750,000.00	4	2,916,016	0.54	8.552	691	82.54
750,000.01 - 800,000.00	4	3,106,880	0.57	8.192	636	73.42
800,000.01 - 850,000.00	1	825,000	0.15	9.150	599	75.00
850,000.01 - 900,000.00	4	3,538,129	0.65	7.998	659	77.45
950,000.01 - 1,000,000.00	2	1,924,798	0.35	8.253	643	77.52
1,000,000.01 or greater	1	1,193,166	0.22	8.450	616	66.39
Total:	2,824	542,985,797	100.00	8.569	640	83.45

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	531	17,064,198	3.14	11.692	643	99.12
50,000.01 - 100,000.00	518	37,687,782	6.94	10.765	633	92.34
100,000.01 - 150,000.00	363	45,541,238	8.39	9.387	635	87.04
150,000.01 - 200,000.00	332	58,104,174	10.70	8.551	638	82.71
200,000.01 - 250,000.00	254	56,815,847	10.46	8.238	640	82.30
250,000.01 - 300,000.00	210	57,318,959	10.56	8.086	641	80.73
300,000.01 - 350,000.00	165	53,479,572	9.85	8.164	634	81.53
350,000.01 - 400,000.00	105	39,251,297	7.23	8.009	650	81.60
400,000.01 - 450,000.00	93	39,846,985	7.34	8.175	641	82.04
450,000.01 - 500,000.00	107	50,877,594	9.37	8.119	636	82.09
500,000.01 - 550,000.00	61	32,054,125	5.90	8.000	647	81.44
550,000.01 - 600,000.00	42	24,112,873	4.44	7.978	655	81.91
600,000.01 - 650,000.00	16	9,927,208	1.83	7.913	658	81.11
650,000.01 - 700,000.00	11	7,399,958	1.36	8.407	632	85.63
700,000.01 - 750,000.00	4	2,916,016	0.54	8.552	691	82.54
750,000.01 - 800,000.00	4	3,106,880	0.57	8.192	636	73.42
800,000.01 - 850,000.00	1	825,000	0.15	9.150	599	75.00
850,000.01 - 900,000.00	4	3,538,129	0.65	7.998	659	77.45
950,000.01 - 1,000,000.00	2	1,924,798	0.35	8.253	643	77.52
1,000,000.01 or greater	1	1,193,166	0.22	8.450	616	66.39
Total:	2,824	542,985,797	100.00	8.569	640	83.45

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	750	41,454,709	7.63	11.571	653	98.87
181 - 240	11	574,003	0.11	8.852	657	87.73
301 - 360	2,063	500,957,085	92.26	8.320	639	82.17
Total:	2,824	542,985,797	100.00	8.569	640	83.45

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 15 Year	23	2,078,244	0.38	8.835	647	83.78
Fixed - 20 Year	9	482,779	0.09	8.547	652	85.41
Fixed - 30 Year	253	26,343,869	4.85	9.457	640	86.40
Fixed - 30 Year IO	7	1,601,044	0.29	8.064	646	79.87
Balloon - 15/30	727	39,376,465	7.25	11.716	653	99.67
Balloon - 20/30	2	91,225	0.02	10.464	678	100.00
Balloon - 30/40	29	6,130,511	1.13	8.396	646	82.56
ARM - 1 Year/6 Month IO	1	209,931	0.04	8.375	751	100.00
ARM - 2 Year/6 Month	574	105,456,668	19.42	8.794	622	83.66
ARM - 2 Year/6 Month IO	554	182,589,633	33.63	8.062	648	81.45
ARM - 2 Year/6 Month 30/40 Balloon	209	56,712,870	10.44	8.389	637	82.45
ARM - 2 Year/6 Month 40/10*	279	80,768,992	14.87	7.959	640	80.65
ARM - 2 Year/6 Month 30/50 Balloon	5	2,585,707	0.48	7.852	636	85.22
ARM - 3 Year/6 Month	60	9,395,245	1.73	9.153	620	83.30
ARM - 3 Year/6 Month IO	31	9,900,566	1.82	7.792	660	79.12
ARM - 3 Year/6 Month 30/40 Balloon	10	3,051,684	0.56	8.262	635	84.21
ARM - 3 Year/6 Month 40/10*	14	3,791,345	0.70	8.214	637	80.18
ARM - 5 Year/6 Month	7	1,843,786	0.34	6.714	681	81.03
ARM - 5 Year/6 Month IO	19	6,971,772	1.28	7.886	658	80.00
ARM - 5 Year/6 Month 30/40 Balloon	3	1,370,260	0.25	7.167	662	82.32
ARM - 1 Year/6 Month 30/50 Balloon	1	250,365	0.05	7.700	644	80.00
Fixed- 30/40-10*	7	1,982,838	0.37	7.963	628	80.00
Total:	2,824	542,985,797	100.00	8.569	640	83.45
*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,212	341,712,852	62.93	8.879	635	84.72
60	596	195,834,166	36.07	8.044	649	81.32
120	16	5,438,779	1.00	8.016	664	80.28
Total:	2,824	542,985,797	100.00	8.569	640	83.45

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	5	1,841,072	0.34	5.964	689	80.00
6.000 - 6.499	14	6,082,284	1.12	6.338	686	81.10
6.500 - 6.999	70	20,361,340	3.75	6.835	657	79.67
7.000 - 7.499	223	68,422,942	12.60	7.311	656	80.42
7.500 - 7.999	484	142,294,179	26.21	7.781	650	80.05
8.000 - 8.499	346	89,830,504	16.54	8.261	644	80.42
8.500 - 8.999	302	72,713,445	13.39	8.727	628	82.09
9.000 - 9.499	154	34,537,364	6.36	9.230	624	84.14
9.500 - 9.999	192	35,262,179	6.49	9.738	605	88.46
10.000 - 10.499	107	12,806,556	2.36	10.205	605	93.03
10.500 - 10.999	201	17,239,191	3.17	10.742	619	95.07
11.000 - 11.499	136	9,018,737	1.66	11.228	656	97.14
11.500 - 11.999	170	10,305,831	1.90	11.744	642	97.92
12.000 - 12.499	182	9,131,553	1.68	12.193	642	99.51
12.500 - 12.999	166	10,174,656	1.87	12.629	634	99.79
13.000 - 13.499	35	1,732,008	0.32	13.137	623	100.00
13.500 - 13.999	31	1,032,263	0.19	13.685	600	99.92
14.000 - 14.499	5	133,724	0.02	14.168	591	99.99
14.500 - 14.999	1	65,969	0.01	14.700	638	100.00
Total:	2,824	542,985,797	100.00	8.569	640	83.45

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
50.00 or less	11	3,203,110	0.59	9.026	562	46.79
50.01 - 55.00	6	798,147	0.15	8.023	620	54.20
55.01 - 60.00	10	1,687,814	0.31	8.402	588	58.24
60.01 - 65.00	12	2,403,537	0.44	8.302	602	63.83
65.01 - 70.00	25	6,307,378	1.16	8.562	593	68.69
70.01 - 75.00	31	9,996,856	1.84	8.115	621	74.20
75.01 - 80.00	1,385	366,074,908	67.42	8.005	649	79.96
80.01 - 85.00	75	20,448,824	3.77	8.339	611	84.41
85.01 - 90.00	152	38,996,289	7.18	9.074	612	89.77
90.01 - 95.00	102	20,928,773	3.85	9.499	612	94.73
95.01 - 100.00	1,015	72,140,162	13.29	11.012	641	99.97
Total:	2,824	542,985,797	100.00	8.569	640	83.45

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	21	4,206,041	0.77	9.609	517	73.51
525 - 549	60	9,058,653	1.67	9.666	539	81.67
550 - 574	114	20,609,628	3.80	9.500	561	83.26
575 - 599	236	52,003,152	9.58	9.046	588	86.33
600 - 624	531	97,492,928	17.95	8.576	614	83.86
625 - 649	842	157,604,635	29.03	8.527	637	82.93
650 - 674	560	105,647,444	19.46	8.393	660	83.40
675 - 699	220	44,296,538	8.16	8.339	686	82.87
700 - 724	123	24,858,604	4.58	8.176	711	83.26
725 - 749	57	11,532,887	2.12	8.007	737	82.76
750 - 774	39	9,611,377	1.77	7.934	760	82.95
775 - 799	20	5,960,131	1.10	8.369	783	83.88
800 - 824	1	103,779	0.02	7.950	809	80.00
Total:	2,824	542,985,797	100.00	8.569	640	83.45

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	742	231,827,589	42.69	8.186	645	81.93
Arizona	298	42,920,964	7.90	8.787	646	83.86
Florida	238	41,165,321	7.58	8.705	641	83.33
Texas	373	37,628,920	6.93	9.249	624	88.32
Washington	127	29,509,860	5.43	8.383	648	83.88
Nevada	132	26,864,255	4.95	8.480	638	82.11
New York	49	16,227,533	2.99	8.199	662	80.33
Colorado	113	15,461,048	2.85	8.764	629	86.00
Oregon	48	9,802,763	1.81	8.294	655	82.22
Georgia	64	9,722,198	1.79	9.489	622	83.14
Maryland	45	9,348,124	1.72	9.020	640	85.60
Michigan	63	6,522,731	1.20	9.707	602	83.86
Ohio	68	6,134,745	1.13	9.540	614	85.30
New Jersey	27	6,080,075	1.12	8.764	641	81.44
Virginia	26	4,666,030	0.86	9.154	626	86.54
Missouri	28	3,885,948	0.72	8.921	649	87.14
Illinois	36	3,821,845	0.70	9.483	636	88.81
Massachusetts	10	3,581,953	0.66	8.620	634	81.03
Tennessee	53	3,293,497	0.61	9.398	628	88.97
Alaska	16	2,975,100	0.55	9.879	647	92.05
Mississippi	28	2,874,005	0.53	9.582	605	88.43
New Mexico	14	2,390,383	0.44	8.860	649	82.81
Louisiana	15	2,378,191	0.44	9.150	595	89.16
Hawaii	8	2,285,658	0.42	8.306	648	82.61
Alabama	23	2,229,525	0.41	9.401	632	83.61
North Carolina	19	2,186,391	0.40	9.060	631	85.03
Indiana	15	1,842,256	0.34	9.211	616	85.80
Kansas	19	1,767,124	0.33	9.210	613	87.81
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Connecticut	7	1,628,885	0.30	8.134	655	80.72
Minnesota	7	1,160,778	0.21	9.162	627	91.01
South Carolina	13	1,143,085	0.21	9.251	624	87.60
Arkansas	15	1,141,138	0.21	9.741	626	88.00
Utah	11	1,120,742	0.21	9.026	630	86.01
Pennsylvania	9	1,069,700	0.20	9.077	615	86.74
Kentucky	18	1,013,047	0.19	9.778	631	88.14
Wisconsin	8	889,502	0.16	10.118	646	93.67
Oklahoma	13	884,371	0.16	10.089	629	90.68
Idaho	5	733,331	0.14	8.886	609	82.52
Nebraska	3	680,048	0.13	9.052	560	90.34
District of Columbia	1	551,950	0.10	9.350	601	95.00
South Dakota	7	549,148	0.10	10.165	628	91.69
Rhode Island	1	267,172	0.05	9.375	622	80.00
Wyoming	2	244,348	0.05	9.087	641	100.00
Iowa	2	154,183	0.03	8.777	634	84.40
Delaware	1	149,829	0.03	10.750	511	69.77
Maine	1	139,796	0.03	7.990	590	80.00
Montana	3	70,710	0.01	12.062	647	100.00
Total:	2,824	542,985,797	100.00	8.569	640	83.45

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,774	533,368,997	98.23	8.559	640	83.46
Investment	40	6,502,939	1.20	8.955	660	81.41
Second Home	10	3,113,861	0.57	9.450	643	86.30
Total:	2,824	542,985,797	100.00	8.569	640	83.45

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	1,667	345,512,793	63.63	8.625	653	82.64
Full Documentation	990	162,299,041	29.89	8.422	616	85.14
Limited Documentation	117	22,243,067	4.10	8.737	620	84.94
No Documentation	50	12,930,896	2.38	8.625	653	81.15
Total:	2,824	542,985,797	100.00	8.569	640	83.45

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	2,429	440,293,762	81.09	8.602	644	83.80
Refinance - Cashout	365	97,576,785	17.97	8.425	626	81.80
Refinance - Rate Term	30	5,115,250	0.94	8.412	627	84.76
Total:	2,824	542,985,797	100.00	8.569	640	83.45

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	2,295	427,078,047	78.65	8.582	639	83.73
PUD	261	59,836,981	11.02	8.429	642	82.62
Condo	146	28,943,614	5.33	8.564	638	82.03
2-4 Family	90	22,970,968	4.23	8.643	660	81.78
Townhouse	32	4,156,187	0.77	8.858	648	85.64
Total:	2,824	542,985,797	100.00	8.569	640	83.45

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Rate Adjustment*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
November 2007	1	209,931	0.05	8.375	751	100.00
December 2007	3	582,211	0.13	8.302	617	78.58
January 2008	1	62,575	0.01	10.350	541	85.00
February 2008	2	667,075	0.14	9.192	643	85.83
March 2008	1	438,482	0.09	7.450	631	80.00
April 2008	10	1,363,187	0.29	8.952	605	85.43
May 2008	32	6,873,590	1.48	8.901	626	82.57
June 2008	172	30,666,811	6.60	8.504	635	82.63
July 2008	167	39,279,656	8.45	8.363	640	82.17
August 2008	258	66,581,606	14.32	8.342	639	81.13
September 2008	291	74,377,698	16.00	8.448	634	82.76
October2008	327	85,879,141	18.47	8.327	638	82.51
November 2008	214	71,223,816	15.32	7.978	646	80.74
December 2008	145	50,428,406	10.85	7.852	641	82.26
May 2009	1	279,217	0.06	11.240	591	100.00
June 2009	3	245,676	0.05	9.122	638	92.54
July 2009	15	2,932,909	0.63	8.657	637	77.72
August 2009	38	6,840,974	1.47	8.842	628	83.24
September 2009	23	6,276,828	1.35	8.263	669	80.28
October 2009	11	2,887,815	0.62	7.873	620	80.68
November 2009	15	4,286,504	0.92	8.289	638	81.59
December 2009	8	2,328,898	0.50	7.592	630	80.47
May 2011	1	190,933	0.04	7.750	660	80.00
June 2011	1	156,400	0.03	9.120	638	80.00
July 2011	1	635,980	0.14	6.900	644	85.00
August 2011	4	1,303,617	0.28	7.257	660	80.00
September 2011	4	1,822,951	0.39	7.509	676	80.98
October 2011	9	2,587,377	0.56	7.541	665	79.61
November 2011	7	2,369,919	0.51	8.313	657	80.48
December 2011	2	1,118,641	0.24	6.728	667	80.00
Total:	1,767	464,898,824	100.00	8.257	639	81.94
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*
Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
2.000 - 2.499	2	1,118,029	0.24	8.431	649	82.08
2.500 - 2.999	2	590,534	0.13	6.936	690	83.01
3.000 - 3.499	1	144,915	0.03	5.875	696	80.00
4.000 - 4.499	4	751,632	0.16	6.785	684	80.00
4.500 - 4.999	10	2,108,056	0.45	7.138	684	82.18
5.000 - 5.499	88	25,325,991	5.45	7.597	657	80.40
5.500 - 5.999	398	114,870,928	24.71	7.866	646	80.95
6.000 - 6.499	585	164,877,445	35.47	7.999	643	81.06
6.500 - 6.999	363	90,992,411	19.57	8.600	634	82.06
7.000 - 7.499	159	34,308,523	7.38	9.029	624	83.21
7.500 - 7.999	81	16,701,723	3.59	9.605	607	87.90
8.000 - 8.499	44	7,412,231	1.59	10.175	600	93.80
8.500 - 8.999	18	3,492,200	0.75	10.404	589	91.38
9.000 - 9.499	4	678,822	0.15	10.538	635	93.35
9.500 - 9.999	7	991,759	0.21	11.200	569	90.31
10.500 - 10.999	1	533,623	0.11	12.150	613	95.00
Total:	1,767	464,898,824	100.00	8.257	639	81.94
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.500 - 11.999	4	1,657,072	0.36	5.961	677	80.00
12.000 - 12.499	9	4,059,513	0.87	6.337	666	82.78
12.500 - 12.999	44	14,866,310	3.20	6.838	659	79.66
13.000 - 13.499	165	54,927,901	11.82	7.295	658	80.31
13.500 - 13.999	362	116,933,557	25.15	7.755	650	80.10
14.000 - 14.499	226	66,024,671	14.20	8.119	642	80.43
14.500 - 14.999	258	68,385,645	14.71	8.374	638	81.26
15.000 - 15.499	194	44,662,066	9.61	8.610	644	80.87
15.500 - 15.999	170	36,936,317	7.95	9.109	620	83.15
16.000 - 16.499	86	17,269,796	3.71	9.402	619	87.43
16.500 - 16.999	129	22,320,975	4.80	9.945	595	91.37
17.000 - 17.499	52	7,938,445	1.71	10.251	586	92.58
17.500 - 17.999	38	5,294,689	1.14	10.721	580	93.32
18.000 - 18.499	21	2,154,358	0.46	11.205	596	94.08
18.500 - 18.999	8	933,886	0.20	11.807	560	85.84
19.000 - 19.499	1	533,623	0.11	12.150	613	95.00
Total:	1,767	464,898,824	100.00	8.257	639	81.94
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	4	1,657,072	0.36	5.961	677	80.00
6.000 - 6.499	11	4,645,593	1.00	6.339	673	82.43
6.500 - 6.999	61	18,610,229	4.00	6.839	657	80.05
7.000 - 7.499	207	64,939,683	13.97	7.310	657	80.40
7.500 - 7.999	457	136,896,777	29.45	7.780	650	80.10
8.000 - 8.499	317	84,261,083	18.12	8.263	644	80.30
8.500 - 8.999	261	67,500,543	14.52	8.730	629	82.13
9.000 - 9.499	130	30,677,309	6.60	9.230	624	84.58
9.500 - 9.999	159	31,837,701	6.85	9.732	601	88.25
10.000 - 10.499	62	10,357,030	2.23	10.197	593	91.67
10.500 - 10.999	61	9,248,918	1.99	10.721	582	92.17
11.000 - 11.499	25	2,493,190	0.54	11.180	590	91.77
11.500 - 11.999	10	1,171,889	0.25	11.748	574	84.65
12.000 - 12.499	2	601,808	0.13	12.150	619	95.00
Total:	1,767	464,898,824	100.00	8.257	639	81.94
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1	191,000	0.04	7.800	610	84.89
2.000	3	534,866	0.12	8.214	678	90.64
3.000	1,762	463,817,323	99.77	8.259	639	81.92
6.000	1	355,634	0.08	6.250	733	85.00
Total:	1,767	464,898,824	100.00	8.257	639	81.94
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1,070	329,494,119	70.87	8.064	643	80.85
1.500	694	134,408,445	28.91	8.737	631	84.63
2.000	3	996,260	0.21	7.131	663	79.65
Total:	1,767	464,898,824	100.00	8.257	639	81.94
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	756,951	0.16	8.875	661	80.00
5.500 - 5.999	1	107,190	0.02	9.125	593	80.00
6.000 - 6.499	1,045	322,173,261	69.30	8.057	643	80.84
6.500 - 6.999	14	3,875,283	0.83	8.212	650	81.84
7.000 - 7.499	706	137,986,140	29.68	8.722	631	84.51
Total:	1,767	464,898,824	100.00	8.257	639	81.94
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	691	78,620,237	14.48	9.528	639	86.82
6	4	1,653,645	0.30	8.763	633	80.00
12	115	35,514,596	6.54	8.603	648	81.69
24	1,622	366,035,320	67.41	8.348	640	82.86
30	1	231,323	0.04	8.750	616	74.84
36	381	59,396,663	10.94	8.632	643	83.88
48	3	580,385	0.11	8.012	640	80.00
60	7	953,628	0.18	8.891	660	81.68
Total:	2,824	542,985,797	100.00	8.569	640	83.45

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

ACE Securities Corp. Home Equity Loan Trust, Series 2007-HE1

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Adam Simms	212-250-8119

ABS Banking
Sue Valenti	212-250-3455
Rika Yano	212-250-6997

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Justice Asante	212-250-8595

Standard & Poor’s Rating Service

Mark Goldenberg	212-438-1641
Daniel Larkin	212-438-3014
Rani Manasseh	212-438-1130

Moody’s Investors Service, Inc.

Ketut Kusuma	212-553-7764
Karen Ramallo	212-553-0370

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change